SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 14, 2004

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On June 14, 2004, ProsoftTraining and Trinity Learning Corporation announced (i) that ProsoftTraining had filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) covering the shares to be issued as part of the previously announced merger between the two companies and (ii) certain other matters related to the merger. A copy of the press release is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	EXHIBITS

99.1	ProsoftTraining press release dated June 14, 2004.
99.2	ProsoftTraining press release dated June 14, 2004.
99.3	ProsoftTraining press release dated June 14, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On June 14, 2004, ProsoftTraining announced its financial results for its third quarter ended April 30, 2004. A copy of the press release is furnished to the SEC with this current report on Form 8-K as Exhibit 99.2.

On June 14, 2004, ProsoftTraining released a corrected version of its April 30, 2004 financial results. The changes to the earlier release were entirely related to the accounting treatment of $0.07 million of merger-related expenses during the period. The company had determined to expense such amounts in the quarterly period rather than defer the recognition of the expenses. This change had no impact on previously released earnings per share amounts, cash balances, or prior period results. A copy of the press release is furnished to the SEC with this current report on Form 8-K as Exhibit 99.3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSOFTTRAINING (Registrant)

Date: June 18, 2004	By:	/s/ William J. Weronick
	Name:	William J. Weronick
	Title:	Vice President Finance